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EXHIBIT 2

SECURITIES PURCHASE AGREEMENT

SCHEDULES

Schedule 3(c)	—	Capitalization
Schedule 3(e)	—	Conflicts
Schedule 3(l)	—	Integration
Schedule 3(n)	—	Intellectual Property
Schedule 3(o)	—	Liens
Schedule 3(w)	—	Transactions with Affiliates
Schedule 4(d)	—	Use of Proceeds
EXHIBITS
Exhibit A	—	Form of Warrant (3 year maturity)
Exhibit B	—	Form of Warrant (5 year maturity)
Exhibit C	—	Lock-up Agreement
Exhibit D	—	Declaration for Transfer Agent
Exhibit E	—	Form of Transfer Agent Instructions
Exhibit F	—	Form of Company Counsel Opinion
Exhibit G	—	Form of TSX Undertaking
Exhibit H	—	Accredited Investor Definition under Canadian Securities Laws

INDEX

Section
1933 Act	1
1934 Act	12
Agreement	1
Blue Sky	23
British Columbia Securities Laws	1
Business Day	2
Buyer	1
Buyers	1
BVF	1
Canadian Documents	12
Canadian Securities Laws	3
Closing	1
Closing Date	2
Common Stock	1
Company	1
Company Rights Plan	20
Constating Documents	10
Environmental Laws	17
ERISA	15
Executive Officer	15
Form 20-F	9
Fujisawa Agreement	20
Hazardous Materials	17
Indemnified Liabilities	32
Indemnitees	31
Irrevocable Transfer Agent Instructions	28
Issuance Termination Date	25
Lock-up Agreement	2
Material Adverse Effect	7
MI 45-102	21
New Securities	27
Notice	27
Other Preferred Stock	26
Permissible Redeemable Non-Voting Preferred Stock	26
Permits	18
Plans	16
Principal Market	24
Proposed Terms	26
Purchase Price	2
Regulation D	1
Reporting Period	23
Resolutions	30
Rule 144	4
SEC	1
SEC Documents	12
Securities	3
Series A Preferred Stock	8
Series B Preferred Stock	8

ii

Subsidiaries	7
Transaction Documents	7
Transfer Agent Instructions	28
Warrant Shares	1
Warrants	1

iii

SECURITIES PURCHASE AGREEMENT

        SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of December 3, 2002, by and among Micrologix Biotech Inc., a British Columbia Company, with headquarters located at 3650 Wesbrook Mall, Vancouver, British Columbia V6S 2L2 (the "Company"), and the Biotechnology Value Fund, L.P., located at One Sansome Street, San Francisco, CA 94104 ("BVF") and other accredited investors resident in the United States and listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

        WHEREAS:

        A.    The Company, BVF, and the other Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") and the registration and prospectus requirements of the British Columbia Securities Act ("British Columbia Securities Laws").

        B.    The Company has authorized the issuance of up to 9,820,414 shares of the Company's common stock, without par value (the "Common Stock"), in accordance with the terms of the Agreement.

        C.    As more fully set forth below, BVF and the other Buyers wish to purchase, upon the terms and conditions stated in this Agreement, (i) an aggregate of 7,850,000 shares of Common Stock on the Closing Date (as defined below), and (ii) warrants (the "Warrants") to purchase up to 1,970,414 shares of Common Stock (as exercised collectively, the "Warrant Shares") with 987,500 of such Warrants to be substantially in the form attached hereto as Exhibit A and 982,914 of such Warrants to be substantially in the form attached hereto as Exhibit B.

        D.    The location of defined terms in this Agreement is set forth on the Index of Terms attached hereto.

        NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1.
PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

        (a)    Purchase of Common Stock and Warrants.

    Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyers and the Buyers agree to purchase from the Company, the number of shares of Common Stock, together with the related Warrants, set forth opposite such Buyer's name on the Schedule of Buyers (the "Closing").

        (b)    The Closing.

    The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., San Francisco time, on Tuesday, December 3, 2002 (or such later date as is mutually agreed to by the Company and BVF), subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7. The Closing shall occur on the Closing Date at the offices of Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, CA 94105. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of San Francisco or Vancouver, British Columbia are authorized or required by law to remain closed.

        (c)    Price and Other Terms of the Common Stock and Warrants.

    Each Buyer shall receive one (1) Warrant certificate representing the number of Warrant Shares set forth opposite such Buyer's name on the Schedule of Buyers in substantially the form set forth at Exhibit A and Exhibit B, in the amounts indicated in the Schedule of Buyers. The purchase price of each share of Common Stock ("Purchase Price") shall be $0.70

    (Canadian dollars) or $0.449294 (United States dollars). Warrants for 987,500 shares of Common Stock will be exercisable for three (3) years after the Closing Date and will be in the form set out in Exhibit A. Warrants for another 982,914 shares of Common Stock will be exercisable for five (5) years after the Closing Date and will be in the form set out as Exhibit B. For purposes of this Agreement, all dollar amounts and closing prices shall be calculated in Canadian dollars unless explicitly stated to the contrary.

        (d)    Form of Payment.

    At the Closing, on the Closing Date, the Buyers will deliver the Purchase Price for the number of shares of Common Stock set forth on the Schedule of Buyers and Company shall deliver the shares of Common Stock and related Warrants to the Buyers and BVF, as applicable, subject to the terms and conditions herein. Said Purchase Price shall be delivered by wire transfer of immediately available funds in accordance with Company's written wire instructions.

        (e)    Lock-up.

    At the Closing, BVF and each other Buyer shall deliver a lock-up agreement (the "Lock-up Agreement") in substantially the form set forth herein as Exhibit C.

        (f)    TSX Undertaking.

    At the Closing, BVF and each other Buyer shall deliver an undertaking to the TSX in substantially the form set forth herein as Exhibit G.

2.
BVF'S AND OTHER BUYER'S REPRESENTATIONS AND WARRANTIES.

    Each Buyer represents and warrants with respect to only itself that:

        (a)    Investment Purpose.

    Such Buyer (i) is acquiring the Common Stock and the Warrants and (ii) upon exercise of the Warrants held by it, will acquire the Warrant Shares issuable upon exercise thereof (the Common Stock, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities") for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and exempted from the registration and prospectus requirements of the applicable securities laws of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, the rules, their respective regulations, prescribed forms, orders and rulings made thereunder and the policy statements issued by the securities commissions or other applicable securities regulatory authorities thereunder (the "Canadian Securities Laws"); provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time, provided further, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the 1933 Act or the Canadian Securities Laws; and provided, further that any contractual lock-up holding period has been satisfied or has terminated, including the Undertaking required to be given to the TSX in the form set out as Exhibit G.

        (b)    Accredited Investor Status.

    BVF and each other Buyer is an "accredited investor" as that term is defined in: (i) Rule 501(a)(3) of Regulation D under the 1933 Act, and (ii) the British Columbia Securities Laws as set forth in Exhibit H.

        (c)    Reliance on Exemptions.

    Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States and the registration and prospectus requirements of British Columbia Securities Laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

        (d)    Information.

    Such Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in this Agreement.

        (e)    Transfer or Resale.

    Such Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder to the extent such laws are applicable, (B) such Buyer shall have delivered to the Company, if requested, an opinion of counsel or other evidence of exemption, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws, or (D) such Buyer sells the Securities outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations and a declaration substantially in the form of Exhibit D is delivered to the Transfer Agent for the Company.

    Such Buyer also understands that: (i) the Company is relying on an exemption from the requirements to provide the Buyer with a prospectus and to sell the Securities through a person registered to sell the Securities under Canadian Securities Laws and, as a consequence of acquiring said Securities pursuant to this exemption, certain protections, rights and remedies provided by applicable British Columbia Securities Laws, including statutory rights of rescission or damages, may not be available to the Buyer, (ii) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities; (iii) there is no government or other insurance covering the Securities; (iv) there are risks associated with the purchase of the Securities; (v) no person has made to the undersigned any written or oral representations: (a) that any person will resell or repurchase the Securities, (b) that any person will refund the purchase price for the Securities, (c) as to the future price or value of the Securities, or (d) that the Securities will be listed and posted for trading on any stock exchange or that application has been made to list the Securities on any stock exchange, other than listing of the Common Stock and Warrant Shares on the TSX; (vi) there are restrictions on the Buyer's ability to resell the Securities and it is the responsibility of the undersigned to find out what those restrictions are and to comply with them before selling the Securities; (vii) the Buyer has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and Buyer is solely responsible (and the Company is in no way responsible) for compliance with applicable resale restrictions other than the Company's obligation to use all reasonable commercial efforts to maintain the listing of the Common Stock and Warrant Shares on the TSX; and (viii) except as set forth herein, in the Transaction Documents, the Canadian Documents and the SEC Documents, the Buyer's decision to execute this Agreement and purchase the Securities has not been based upon any oral or written representation as to fact made by or on behalf of the Company, and that its decision is based solely upon its review of the information set out in this Agreement, the Transaction Documents, the Canadian Documents and the SEC Documents.

        (f)    Legends.

    Except as set forth below, such Buyer understands that the Common Stock and the stock certificates representing the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Common Stock, Warrant Shares and stock certificates):

    "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT; (C) IN COMPLIANCE WITH RULE 144 OR RULE 144A UNDER THE 1933 ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION, IF REASONABLY REQUESTED BY THE CORPORATION, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION IF REQUESTED BY THE COMPANY, IN A GENERALLY ACCEPTABLE FORM."

            (i) Provided, the legend above may be removed by providing either (A) a declaration to the Company's transfer agent in substantially the form as set out in Exhibit D to the effect that the sale of the Common Stock and/or Warrant Shares, as applicable, is being made in compliance with Rule 904 or (B) a request from the Company to the Company's transfer agent for removal if (x) such Buyer has provided to the Company, if reasonably requested, an opinion of counsel or other evidence of exemption, in a generally acceptable form, to the effect that such Common Stock and/or Warrant Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (y) such Buyer has provided the Company with reasonable assurances that the Common Stock and/or Warrant Shares, as applicable, can be sold, assigned or transferred in compliance with Rule 144. In any event set forth in the preceding sentence, the Company shall be obligated to promptly reissue or cause the transfer agent to promptly reissue unlegended certificate(s);

    provided, however, that it is agreed that no opinion of counsel shall be required for transactions made pursuant to Rule 144 or Rule 904 under the 1933 Act.

            Except as set forth below, such Buyer also understands that the following restrictive legends will be required under Canadian Securities Laws and the policies of the TSX to be placed on the certificates representing the Common Stock or Warrant Shares:

      "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE APRIL 4, 2003.

      THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

            (ii) Provided, the legends above may be removed in the event Buyer has provided the Company's transfer agent the declaration in substantially the form as set out in Exhibit D or the Company has instructed the transfer agent to remove the legends pursuant subparagraph (i) above, in either case on or after the date that is four months and one day following the Closing Date.

        (g)    Authorization; Enforcement; Validity.

    This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

        (h)    Residency.

    Such Buyer is a resident of that country, state or province specified in its address on the Schedule of Buyers.

3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company represents and warrants to BVF and each of the other Buyers that:

        (a)    Organization and Qualification.

    The Company is in good standing under the Canadian Securities Laws and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the capital stock or other equity or similar interests or owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect a majority of the board of directors or similar governing body of such entity) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized. The Company and its Subsidiaries have the requisite corporate or other power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a corporation or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has one inactive (wholly owned) subsidiary, Micrologix Biotech (USA) Inc., a Delaware corporation, and does not, directly or indirectly, own capital stock or hold an equity or similar interest in any other entity.

        (b)    Authorization; Enforcement; Validity.

            The Company has the requisite corporate power, capacity and authority to enter into, deliver and perform its obligations under this Agreement, the Warrants, the Transfer Agent Instructions (as defined in Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Stock, the issuance of the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders (except to the extent that approval of the Transaction Documents may be required pursuant to the rules of the TSX). The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies; and (ii) to the extent that rights to indemnity and contribution may be limited by United States federal and state or Canadian Securities Laws or the public policy underling such laws.

        (c)    Capitalization.

    As of the date hereof and the Closing Date, the authorized capital stock of the Company consists of 400,000,000 shares divided into:

    (i)
    300,000,000 shares of Common Stock, without par value, of which as of the date hereof 39,522,159 shares of Common Stock are issued and outstanding, 5,535,276 shares of Common Stock are reserved for issuance pursuant to the Company's stock option and similar plans, and approximately 22,000 shares of Common Stock are issuable and reserved for issuance pursuant to agreements or securities (other than the Warrants and preferred stock) exercisable or exchangeable for, or convertible into, shares of Common Stock, and

    (ii)
    100,000,000 shares of preferred stock, without par value, of which as of the date hereof, 1,350,000 shares are issued and outstanding and, of which 350,000 are designated Series A Redeemable Convertible Preferred Shares ("Series A Preferred Stock") and 1,000,000 are designated Series B Redeemable Convertible Preferred Shares ("Series B Preferred Stock").

      All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in this subsection (c) and Schedule 3(c):

      (A)
      no shares of the Company's capital stock are subject to pre-emptive rights or any other similar rights (arising under Canadian or British Columbia law, the Company's Memorandum and Articles or any agreement or instrument to which the Company is a party) or any liens or encumbrances granted or created by the Company;

      (B)
      there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries;

      (C)
      there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound, except as disclosed in the Company's audited financial statements for the year ended April 30, 2002 as filed with the Securities and Exchange Commission on Form 20-F for the year ended April 30, 2002 (the "Form 20-F");

      (D)
      there are no amounts outstanding under, and there will be no amounts due upon termination of, any credit agreement or credit facility, except as disclosed in the Company's audited financial statements for the year ended April 30, 2002 on the Form 20-F;

      (E)
      there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act or equivalent provisions of applicable Canadian Securities Laws;

      (F)
      except as disclosed in the Company's audited financial statements for the year ended April 30, 2002 as filed with the Form 20-F, there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions or liquidation preferences, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries;

      (G)
      there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement;

      (H)
      the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement and

      (I)
      the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents or Canadian Documents (as defined herein) but not so disclosed in the SEC Documents or Canadian Documents and, since April 30, 2002, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses, the Company and its Subsidiaries have incurred no liabilities or obligations which, individually or in the aggregate, would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company has furnished to each Buyer true and correct copies of the Company's Memorandum and Articles, as amended and as in effect on the date hereof and on the Closing Date (the "Constating Documents"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material rights of the holders thereof in respect thereto except for stock options granted under any benefit plan or stock option plan of the Company approved by the Board of Directors of the Company. Under the Company's current capital structure, without shareholder approval, the Company does not have the power and authority to issue a series or class of preferred stock which has a liquidation preference senior to its Series A or Series B Preferred Stock or the proposed Series C Preferred Stock.

        (d)    Issuance of Securities.

    The Securities are duly authorized and, upon issuance in accordance with the terms of the applicable Transaction Documents, shall be

    (i)
    validly issued, fully paid and non-assessable; and

    (ii)
    free from all taxes, liens and charges with respect to the issuance thereof, and shall not be subject to pre-emptive rights or other similar rights of shareholders of the Company including, but not limited to, rights of first refusal, co-sale rights or "drag-along" rights, registration rights or voting rights.

    As of the Closing, all of the shares of Common Stock and shares underlying the Warrants to be issued at the Closing will have been duly authorized and reserved for issuance. Upon issuance in accordance with the Warrants, as applicable, the Warrant Shares will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Based, in part, on reliance on the representations and warranties of each of the Buyers in the Transaction Documents, the issuance by the Company of the Securities is exempt from registration under the 1933 Act and from the registration and prospectus requirements of British Columbia Securities Laws.

        (e)    No Conflicts.

    The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Warrant Shares) will not:

    (i)
    result in a violation of the Constating Documents;

    (ii)
    conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or

    (iii)
    result in a violation of any law, rule, regulation, order, judgment or decree (including Canadian and U.S. federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

    Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Constating Documents or their organizational charter or by-laws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement, as required under the 1933 Act, or as required by Blue Sky filings, or as required under the British Columbia Securities Laws or as required by the applicable rules and policies of the TSX, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market, and has no knowledge of any facts, which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

        (f)    SEC Documents; Canadian Documents; Financial Statements.

    Since April 30, 2002, the Company has filed all reports, schedules, forms, statements, exhibits and other documents required to be filed by it with the:

    (i)
    SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"); and

    (ii)
    securities commissions or other applicable provincial securities regulatory authorities, including the TSX (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as "Canadian Documents").

    As of the date of filing of such SEC Documents and Canadian Documents, such SEC Documents and Canadian Documents, as they may have been subsequently amended by filings made by the Company with the SEC or applicable Canadian securities regulatory authorities or TSX prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC or Canadian Securities Laws applicable to the SEC Documents or Canadian Documents. None of the SEC Documents or Canadian Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC or applicable Canadian securities regulatory authority prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents or Canadian Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or applicable Canadian Securities Laws with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents or Canadian Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the SEC under the 1934 Act or with the applicable Canadian securities regulatory authorities pursuant to the Canadian Securities Laws.

        (g)    Absence of Certain Changes.

    Except as disclosed in the Form 20-F (excluding any exhibits thereto), since April 30, 2002, there has been no change or development that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so. Except as disclosed in the Form 20-F (excluding any exhibits thereto), since April 30, 2002, the Company has not declared or paid any dividends, and as of the date hereof, has not sold any assets, individually or in the aggregate, in excess of $500,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $1,000,000.

        (h)    Absence of Litigation.

    Except as specifically disclosed in the Form 20-F (including the financial statements attached as an exhibit thereto), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock, the preferred stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such or, with respect to the Company and its Subsidiaries, to the extent that any such action or threatened action does not set forth potential liability, claims or charges individually in excess of $100,000, or in the aggregate in excess of $500,000. To the knowledge of the Company, none of the directors or officers of the Company have been a party to any securities related litigation during the past five years.

        (i)    Acknowledgement Regarding Buyer's Purchase of Securities.

    The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

        (j)    No Undisclosed Events, Liabilities, Developments or Circumstances.

    Except for the issuance of the Common Stock and Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that is or would be required to be disclosed by the Company under applicable securities laws and which has not been publicly disclosed.

        (k)    No General Solicitation.

    Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

        (l)    No Integrated Offering.

    Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or Canadian Securities Laws or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or Canadian Securities Laws or, except as set forth on Schedule 3(l), any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or Canadian Securities Laws or, except as set forth on Schedule 3(l), cause the offering of the Securities to be integrated with other offerings.

        (m)    Employment Matters; ERISA Matters.

    (i)
    Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union which relates to such employee's relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No Executive Officer has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No Executive Officer, to the knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such Executive Officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters that would have a Material Adverse Effect. For purposes of this Agreement, "Executive Officer" shall mean the President and CEO and all Vice Presidents.

    (ii)
    The Company and its Subsidiaries are in compliance with all Canadian federal, state, provincial, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, there are no pending investigations involving the Company or any of its subsidiaries by any Canadian or provincial authority or the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. To the Company's knowledge, there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before any governmental authority or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its Subsidiaries. No representation question exists respecting the employees of the Company or any of its Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its Subsidiaries. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent. Every employee benefit plan (whether or not subject to the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any member of its controlled group (collectively the "Plans") is in full force and effect. Except for such failures that would not, either individually or in the aggregate, result in a Material Adverse Effect, each of the Plans have been maintained and administered in accordance with their terms, ERISA, Canadian or provincial tax laws and other applicable laws.

        (n)    Intellectual Property Rights.

    Except as disclosed in Schedule 3(n), the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such rights would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as disclosed in Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement, except where such expiration or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and except as would not have a Material Adverse Effect, there is no claim, action or proceeding being made or brought against, or to the knowledge of the Company, being threatened against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

        (o)    Title.

    The Company and its Subsidiaries have good and marketable title in fee simple to any real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

        (p)    Environmental Laws.

  (i)
  The Company and its Subsidiaries:

  (A)
  are in compliance with any and all Environmental Laws,

  (B)
  have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and

  (C)
  are in compliance with all terms and conditions of any such permit, license or approval,

    except in each case where the failure of the Company and its subsidiaries would not, either individually or in the aggregate, have a Material Adverse Effect.

  (ii)
  Except as would not have a Material Adverse Effect, with respect to the Company and/or its Subsidiaries:

  (A)
  there are no past or present releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Law, and

  (B)
  neither the Company nor any of its Subsidiaries has received any notice with respect to the foregoing, nor is any action pending or, to the knowledge of the Company, threatened in connection with the foregoing. The term "Environmental Laws" means all Canadian (and, if applicable), United States federal, state, provincial, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

  (iii)
  Other than those that are or were stored, used or disposed of in compliance with applicable law, to the knowledge of the Company, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries.

        (q)    Insurance.

    The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

        (r)    Regulatory Permits.

    Except for Permits (as defined below) the absence of which would not result, either individually or in the aggregate, in a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (the "Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit.

        (s)    Internal Accounting Controls.

    The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

    (i)
    transactions are executed in accordance with management's general or specific authorizations,

    (ii)
    transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,

    (iii)
    access to assets is permitted only in accordance with management's general or specific authorization, and

    (iv)
    the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (t)    Dilutive Effect.

    The Company acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants, in accordance with this Agreement and respective terms of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

        (u)    No Materially Adverse Restrictions, Etc.

    Except as disclosed in the Form 20-F (excluding any exhibits thereto), neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect.

    (v)
    Tax Status.

    The Company and each of its Subsidiaries:

    (i)
    has made or filed all Canadian federal and state or provincial income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,

    (ii)
    has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and

    (iii)
    has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

        (w)    Transactions With Affiliates.

    Except as set forth on Schedule 3(w) or in the Form 20-F (excluding any exhibits thereto), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than as compensation for services as employees, officers and directors, including stock options granted pursuant to the Company's stock option plans described in Section 3(c)(i)), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

        (x)    Application of Takeover Protections.

    The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Constating Documents, the rules of the TSX, the laws of the jurisdiction of its organization or the laws of any other state or province which is or could become applicable to the Buyers solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities. For greater certainty, the Board of Directors of the Company has waived the application of Section 3.1 of the Shareholders Rights Plan Agreement dated as of July 31, 2000 between the Company and Pacific Corporate Trust Company (the "Company Rights Plan") to the Company's issuance of the Securities and the Buyers' ownership of the Securities; however, the relevant provisions of the Company Rights Plan will apply to any other acquisitions of securities of the Company by the Buyers.

        (y)    Rights Agreement.

    Except for the Company Rights Plan, the Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

        (z)    No Other Agreements.

    The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

        (aa) Fujisawa Healthcare, Inc. Agreement.

    The Company and Fujisawa Healthcare, Inc. are parties to an agreement dated as of July 8, 2002 (the "Fujisawa Agreement"). As of the date hereof and the Closing Date, no Executive Officer or director has actual knowledge (i) of any amendments, modifications, breaches, waivers, extensions or terminations to the Fujisawa Agreement that have occurred or are presently contemplated or intended, except for those matters that the Company and Fujisawa expressly contemplated in writing would be determined later pursuant to the terms of the Fujisawa Agreement; or (ii) that the drug trials related to MBI-226 will or will not meet its primary endpoint; provided, however, nothing in this Section 3(aa) shall operate to limit the Company's ability or authority to amend or modify the Fujisawa Agreement in the future. In connection with the Fujisawa Agreement and the clinical trials contemplated thereby, there is no data safety monitoring board or other board or committee with similar authority or responsibility.

        (bb) Foreign Corrupt Practices.

    Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

        (cc) Solvency.

    The Company individually and together with its Subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by the Transaction Documents) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature.

        (dd)    Qualifying Issuer.

    The Company is a "qualifying issuer" (as that term is defined in Multilateral Instrument 45-102 Resale of Securities) ("MI 45-102") and shall use all commercially reasonable efforts to remain a "qualifying issuer" under MI 45-102. By virtue of the application of MI 45-102, the Common Stock and Warrant Shares issuable to the Buyer will be freely resaleable in Canada on the TSX provided that the following conditions are met at the time of the trade:

    (i)
    the Company is or has been a reporting issuer in a jurisdiction listed in Appendix B of MI 45-102 for a period of four months immediately preceding the trade;

    (ii)
    the trade is not a "control distribution," as defined in MI 45-102;

    (iii)
    at least four months have elapsed from the date of the Closing;

  (iv)
  a certificate representing the securities was issued that carried a legend stating: "Unless permitted under securities legislation, the holder of the securities shall not trade the securities before the date that is four months and a day after the date of the Closing";

  (v)
  no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade;

  (vi)
  no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

  (vii)
  if the selling security holder is an insider or officer of the Company, the selling security holder has no reasonable grounds to believe that the Company is in default of Canadian Securities Laws.

      The Company is not aware of any reason that BVF and the other Buyers will be unable to comply with the above conditions; however, BVF and the other Buyers acknowledge that the conditions in paragraphs (ii), (iii), (v) and (vi) are within the control of BVF and the other Buyers. The Company has furnished to the Buyers complete and accurate copies of its Constating Documents, Certificate of Change of Name and Articles, each as amended to date and presently in effect.

        (ee)    Labor Matters.

    To the knowledge of the Company, no Executive Officer intends to resign or terminate his or her employment with the Company within twelve (12) months following the Closing Date. The Company does not have a present intention to terminate, suspend, lay off or otherwise modify the employment of any such Executive Officer. Each Executive Officer is devoting 100% of his or her business time to the conduct of the business of the Company and the Company has no reason to believe that such schedule will be modified.

        (ff)    Common Stock Not Listed on United States Exchange.

    The Common Stock of the Company is not listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in a U.S. automated inter-dealer quotation system.

4.
COVENANTS.

        (a)    Reasonable Commercial Efforts.

    Each party shall use all reasonable commercial efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

        (b)    Form D and Blue Sky.

    The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of California and, if applicable, any other states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to each of the Closing Dates. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States and under the Canadian Securities Laws following each of the Closing Dates.

        (c)    Reporting Status.

    Until the later of:

  (i)
  the date which is one year after the date as of which the Buyers may sell all of the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and

  (ii)
  the date on which:

  (A)
  the Buyers shall have sold all the Warrant Shares and

  (B)
  none of the Warrants is outstanding (the "Reporting Period"),

    the Company shall timely file all reports required to be filed by it with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

        (d)    Use of Proceeds.

    The Company will use the proceeds from the sale of the Common Stock and the Warrants for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

        (e)    Financial Information.

    The Company agrees to send the following to each Buyer during the Reporting Period:

    (i)
    within two (2) days after the filing thereof with the SEC, a copy (electronic or otherwise) of its Annual Reports on Form 20-F, its Periodic Reports on Form 6-K, if any, and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act or 1934 Act or equivalent documents filed under Canadian Securities Laws;

    (ii)
    on the same day as the release thereof, a copy (electronic or otherwise) of all press releases issued by the Company or any of its Subsidiaries; and

    (iii)
    copies (electronic or otherwise) of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

        (f)    Reservation of Shares.

    The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock to cover all of the Warrant Shares issuable upon exercise of all of the Warrants (without regard to any limitations on exercise).

        (g)    Listing.

    The Company has applied for the listing of all of the shares of Common Stock and Warrant Shares issued or issuable hereunder upon the TSX and, if applicable, will apply for the listing of all of the shares of Common Stock and Warrant Shares issued or issuable hereunder upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock become listed (subject to official notice of issuance) and shall use all reasonable commercial efforts to secure said listing(s) and, thereafter, maintain them, so long as any other shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable under the terms of the Transaction Documents. So long as any Securities are outstanding, the Company shall use all reasonable commercial efforts to maintain the

    Common Stock's authorization for quotation on the TSX (the "Principal Market") or such other national securities exchange or automated quotation system, as applicable. Until five (5) years from the Closing Date, the Company and its Subsidiaries shall use all reasonable commercial efforts to maintain the listing of its Common Stock on the Principal Market.

        (h)    Filing of Form 6-K.

    On or before 8:30 a.m., California time, on the 2nd Business Day following the Closing Date, the Company shall file a Report on Form 6-K with the SEC reporting the terms of the transactions contemplated by the Transaction Documents with the substance and in the form required by the 1934 Act.

        (i)    No Stockholder Approval.

    The Company shall provide the Buyers with evidence satisfactory to the Buyers that shareholder approval is not required by the Principal Market or any Canadian or provincial laws applicable to the Company.

        (j)    Corporate Existence.

    So long as BVF beneficially owns at least 25% of the Securities, representing at least five percent (5%) of the Company's outstanding Capital Stock, the Company shall use all reasonable commercial efforts to maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction:

    (i)
    assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and

    (ii)
    such surviving or successor entity or its parent into whose stock the Warrants will be exercisable is a publicly traded corporation whose common stock is listed for trading on or quoted on the TSX, NYSE, the Nasdaq National Market or AMEX.

        (k)    DELETED

        (l)    DELETED

  (m)
  Good Standing.

    At each Closing, the Company shall deliver a good standing certificate to each of the Buyers, certifying the Company's qualification to do business and its good standing in the province of British Columbia.

        (n)    Limitation on Issuance of Certain Securities.

    (i)
    From and after the date of this Agreement and until the Issuance Termination Date (as defined herein), unless the Company is directly issuing its Permissible Redeemable, Convertible, Non-Voting Preferred Stock (as defined herein), the Company shall not issue or sell any Other Preferred Stock (as defined herein) without first obtaining the prior written consent of BVF. For purposes of this Agreement, the term "Issuance Termination Date" shall mean the date which is the earlier of

    (A)
    two (2) years after the Closing Date; or

    (B)
    the first Business Day after the trading day on which the simple average closing price of the Company's Common Stock on the Principal Market (as defined in the Warrants) for twenty (20) consecutive trading days (excluding any day on which no trade occurred) is greater than $2.10 (Canadian dollars) (or its then equivalent in United States dollars if the Principal Market is then in the United States) (calculated as the sum of the closing prices of the Company's common stock for such 20 days divided by 20 (less the number of days during such period, if any, on which no trade occurred)) and two-thirds (2/3rds) of the Common Stock issued pursuant to this Agreement is no longer subject to any restrictions on transfer pursuant to Lock-up Agreements. For purposes of this Agreement, the term "Permissible Redeemable, Convertible Non-Voting Preferred Stock" shall mean any preferred stock issued by the Company (including the Company's Series A, B and C preferred stock) which is outstanding at any given time and which is redeemable, convertible, non-voting and otherwise has rights, preferences and privileges which are substantially similar to the Company's Series A, B and C redeemable, convertible, non-voting preferred stock and which, in the aggregate, have a combined liquidation preference of fourteen million dollars (US)($14,000,000 US) or less; provided that with respect to the rights, preferences and privileges of the Company's Series C preferred stock, the parties agree that the terms of the proposed Series C preferred stock provided to BVF prior to signing the Agreement (the "Proposed Terms") shall be taken to be the terms of such shares for the purposes of this Agreement. For purposes of this Agreement, the term "Other Preferred Stock" shall mean any preferred stock issued by the Company except Permissible Redeemable, Convertible, Non-Voting Preferred Stock.

    (ii)
    Statement as to Compliance. Until the above covenant shall have expired, the Company will deliver to BVF, within 45 days after the end of each fiscal year, a written statement signed by the President and Chief Executive Officer or the Chief Financial Officer of the Company, stating that to the best of the person's knowledge the Company is in full compliance with the above covenant, or if there has been a default in the fulfillment of such covenant, specifying each such default known to such person and the nature and status thereof, and, if continuing, the actions being taken to cure the same.

    (iii)
    The rights, preferences and privileges of the final Series C Preferred Stock shall be substantially similar to the Proposed Terms.

        (o)    DELETED

        (p)    DELETED

        (q)    Right of Participation.

    Subject to the terms and conditions specified in this Section 4(q), the Company hereby grants to BVF, provided it then owns Securities representing at least five percent (5%) of the Company's Common Stock, a right of participation with respect to future sales by the Company of New Securities (as hereinafter defined). Each time the Company proposes to issue, in a bona fide financing, any shares of, or securities convertible into or exercisable for any voting shares of, any class of its capital stock other than Permissible Redeemable, Convertible, Non-Voting Preferred Stock ("New Securities"), the Company shall first offer such New Securities to BVF in accordance with the following provisions:

    (i)
    The Company shall provide written notice ("Notice") to BVF stating:

    (A)
    its bona fide intention to issue such New Securities,

    (B)
    the number of such New Securities to be issued, and

    (C)
    the price and terms, if any, upon which it proposes to issue such New Securities.

    (ii)
    Within 5 business days after delivery of the Notice, BVF may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such New Securities that equals the proportion that the number of shares of Common Stock then held by

      BVF bears to the total number of shares of Common Stock of the Company then outstanding; provided, however, if such New Securities are issued for consideration other than cash, BVF shall have the right to purchase its pro rata share in cash in an amount equivalent, on a per share basis, to the consideration to be received by the Company set forth in the Notice.

    (iii)
    The Company may, during the 60-day period following the delivery of the Notice referred to in subsection 4(q)(ii) hereof, issue the New Securities, less any portion to which BVF is entitled to purchase pursuant to subsection 4(q)(ii) hereof, to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into such an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and any New Securities shall not be issued unless reoffered to BVF in accordance herewith.

    For greater certainty, the right of participation in this Section 4(q) shall not be applicable to:

    (i)
    the issuance or sale of Common Stock (or options therefor) to employees, directors, consultants or advisors of the Company (for the primary purpose of soliciting or retaining their employment or services) provide such issuance or sale is approved by the Company's board of directors,

    (ii)
    the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding, provided the Company's issuance of such convertible or exercisable securities complied with the provisions of this Section 4(q),

    (iii)
    the issuance of securities pursuant to a bona fide acquisition of an asset, business, property or any interest therein (whether by way of license or otherwise), merger, amalgamation, reorganization, arrangement (statutory or otherwise) or similar corporate transactions, or

    (iv)
    any share recapitalization, capital reorganization or similar corporate transaction provided BVF's ownership and voting percentages (both on an outstanding and as-converted basis) following such transaction equals its ownership and voting percentages (both on an outstanding and as-converted basis) following such transaction.

    The right of participation set forth in this Section 4(q) may not be assigned or transferred, except that such right is assignable by BVF to an affiliated limited partnership, limited partner, general partner, member, stockholder or other entity or person that is, within the meaning of the Act, controlling, controlled by or under common control with, BVF; provided that such entity or person is an "accredited investor" as that term is defined in: (i) Rule 501(a)(3) of Regulation D under the 1933 Act, and (ii) the Canadian Securities Laws as set forth in Exhibit H.

5.
TRANSFER AGENT INSTRUCTIONS.

        The Company shall issue instructions to its transfer agents, and any subsequent transfer agent, revocable only upon the receipt by the Company of an opinion of counsel of recognized standing that such instructions would result in a contravention of applicable securities laws and the Company's notice to BVF of the same, to issue certificates registered in the name of each Buyer or its respective nominee(s) or transferee(s), as applicable, for the Common Stock and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants (the "Transfer Agent Instructions"), a form of which is attached as Exhibit E hereto. All such certificates shall bear the restrictive legends specified in Section 2(f) of this Agreement. The Company warrants that no instruction other than the Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Warrant Shares) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Warrants. If (a) a Buyer provides the Company, if requested, with an opinion of counsel, of recognized standing, or other evidence of exemption in a generally acceptable form, to the effect that a public sale, assignment or transfer of Securities may be made without registration under the 1933 Act, (b) a Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 or (c) a Buyer provides the Company's transfer agent with a declaration substantially in the form set out in Exhibit D to the effect that the sale of the Common Stock and/or Warrant Shares, as applicable, is being made in compliance with Rule 904, then in any such event described in subclauses (a), (b) or (c), the Company shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend, other than any legend, if any, then required under Canadian Securities Laws or by the TSX.

6.
CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

        The obligation of the Company to issue and sell the Common Stock and the Warrants to BVF and each other Buyer, if any, at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion (except subsection (d)) by providing each Buyer with prior written notice thereof:

  (a)
  Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

  (b)
  Such Buyer shall have delivered to the Company the purchase price for the Common Stock and the Warrants being purchased at the Closing, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

  (c)
  The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

  (d)
  The TSX shall have approved the transactions contemplated in the Transaction Documents.

7.
CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

        The obligation of BVF and each other Buyer, if any, hereunder to purchase the Common Stock and the Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

  (a)
  The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer.

  (b)
  The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by any Canadian securities administrator or the SEC or the Principal Market from trading on the Principal Market nor shall suspension by any

    Canadian securities administrator or the SEC or the Principal Market have been threatened either:

    (i)
    in writing or

    (ii)
    by falling below the minimum listing maintenance requirements of the Principal Market; and the Common Stock and Warrant Shares issuable upon exercise of the Warrants (without regard to any limitations on exercises) shall be listed (subject to official notice of issuance) upon the Principal Market.

  (c)
  The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

  (d)
  Such Buyer shall have received the opinion of Farris, Vaughn, Wills & Murphy, dated as of the Closing Date, in the form of Exhibit F, attached hereto.

  (e)
  The Company shall have executed and delivered to such Buyer the Common Stock and Warrants (in such denominations as such Buyer shall request) being purchased by such Buyer at the Closing.

  (f)
  The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the "Resolutions").

  (g)
  As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants 100% of the shares of its Common Stock covered by the Warrants.

  (h)
  The Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

  (i)
  The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company in such entity's state or province of incorporation or organization issued by the appropriate governmental agency of such state or province of incorporation or organization as of a date within ten days of the Closing Date.

  (j)
  The Company shall have delivered to such Buyer a certified copy of the Memorandum and Constating Documents as certified by the Registrar of Companies of British Columbia as of a date within ten days of the Closing Date.

  (k)
  The Company shall have delivered to such Buyer a certificate executed by the Secretary or Chief Financial Officer, dated as of the Closing Date, certifying as to:

  (i)
  the Resolutions, and

  (ii)
  the Memorandum and Constating Documents each as in effect at the Closing.

  (l)
  The Company shall have made all filings under all applicable Canadian and United States federal and state or provincial securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

  (m)
  The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within ten days of the Closing Date.

  (n)
  The Company shall have delivered to the Buyers such other documents relating to the transactions contemplated by the Transaction Documents as the Buyers or their counsel may reasonably request.

  (o)
  The Company has complied with the last sentence in Section 9(a).

8.
INDEMNIFICATION.

        In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to:

  (a)
  any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document delivered by the Company and contemplated hereby or thereby,

  (b)
  any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document delivered by the Company and contemplated hereby or thereby,

  (c)
  any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is

    (i)
    brought or made by the Company; and

    (ii)
    is not a shareholder derivative suit) and arising out of or resulting primarily from:

    (A)
    the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,

    (B)
    any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities; or

    (C)
    the status of such Buyer or holder of the Securities as an investor in the Company.

To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

9.
MISCELLANEOUS.

(a)
Governing Law; Jurisdiction; Venue; Jury Trial.

    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California, except that the laws of British Columbia shall be applicable with respect to corporate matters applicable to the Company. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of San Francisco, which shall be the exclusive venue for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. In furtherance of the intention of the parties hereunder, at or prior to the Closing Date, the Company shall appoint a corporate agent for service of process located in California and shall maintain such corporate agent until the earlier of (i) the date on which all the Warrants have been exercised, and (ii) the date on which all the Warrants have expired.

  (b)
  Counterparts.

    This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

  (c)
  Headings.

    The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

  (d)
  Severability.

    If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

  (e)
  Entire Agreement; Amendments.

    This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein, including the Transaction Documents, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least 80% of the Securities then held by the Buyers, (assuming full exercise of the Warrants). No such amendment shall be effective to the extent that it applies to less than all of the holders of the Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents.

  (f)
  Notices.

    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:

    (i)
    upon receipt, when delivered personally;

    (ii)
    upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or

    (iii)
    one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

Micrologix Biotech Inc. 3650 Wesbrook Mall Vancouver, British Columbia V6S 2L2
Telephone:	(604) 221-9666
Facsimile:	(604) 221-9688
Attention:	President

      With a copy to:

Farris, Vaughn, Wills & Murphy 26th Floor—700 West Georgia Street Vancouver, British Columbia V7Y 1B3
Telephone:	(604) 661-9307
Facsimile:	(604) 661-9349
Attention:	Hector MacKay-Dunn

      If to the Transfer Agent:

Pacific Corporate Trust Company 625 Howe Street 10th Floor Vancouver, BC V6C 3B8
Telephone:	(604) 689-9853
Facsimile:	(604) 689-8144
Attention:	Manager, Corporate Trust

    If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

  (g)
  Successors and Assigns.

    This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least 80% of the Securities then held by the Buyers (assuming full exercise of the Warrants) including by merger or consolidation, except pursuant to a transaction with respect to which the Company is in compliance with the terms of Section 4(j) of this Agreement. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement. All securities held or acquired by affiliated entities or their associates shall be aggregated for purposes of determining the availability of any rights under this Agreement.

  (h)
  No Third Party Beneficiaries.

    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

  (i)
  Survival.

    Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

  (j)
  Publicity.

    The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions in the from as is required by applicable law and regulations (although BVF shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

  (k)
  Further Assurances.

    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

  (l)
  Termination.

    In the event that the Closing shall not have occurred on or before December 31, 2002 due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

  (m)
  Placement Agent.

    The Company acknowledges that it has not engaged a placement agent in connection with the sale of the Common Stock, the Warrants or the Warrant Shares. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

  (n)
  Equitable Relief.

    The Company acknowledges that a breach by it of its obligations or covenants hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations and covenants under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or preliminary or permanent injunctions restraining any breach and requiring, to the extent applicable, specific performance, without the necessity of showing economic loss and without any bond or other security being required.

  (o)
  No Strict Construction.

    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

  (p)
  Remedies.

    In addition to any other rights it may have hereunder, each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

    [signature page follows]

        IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:	BUYERS:
MICROLOGIX BIOTECH INC.	BIOTECHNOLOGY VALUE FUND L.P. By: BVF Partners LP, its general partner By: BVF Inc., its general partner
By:	By:
Name: Title	Name: Mark Lampert Title: President
BIOTECHNOLOGY VALUE FUND II, L.P. By: BVF Partners LP, its general partner By: BVF Inc., its general partner
By:
Name: Mark Lampert Title: President
BVF INVESTMENTS L.L.C. By: BVF Partners LP, its member By: BVF Inc., its general partner
By:
Name: Mark Lampert Title: President
ZIFF ASSET MANAGEMENT, L.P. By: BVF Partners LP, its attorney-in-fact By: BVF Inc., its general partner
By:
Name: Mark Lampert Title: President
INVESTMENT 10, LLC By: BVF Partners LP, Manager By: BVF Inc., its General Partner
By:
Name: Mark Lampert Title: President
EVERGREEN VENTURES LLC
By:
Name: Title:

[Buyers continued on next page]

SCHEDULE OF BUYERS

Investor Name	Investor Address and Facsimile Number	Number of Shares of Common Stock	Number of Warrant Shares	Investor's Representatives' Address and Facsimile Number
Biotechnology	One Sansome Street	2,416,203	303,950 in the	Pillsbury Winthrop LLP
Value Fund, L.P.	San Francisco, CA 94104		form of Exhibit A	50 Fremont Street
	Facsimile: (415) 288-2394			Facsimile: (415) 983-1200
	Attention:		303,949 in the	San Francisco, CA 94105
	Mark Schneidman		form of Exhibit B	Attention: Jonathan D. Joseph
Biotechnology	One Sansome Street	1,321,693	166,264 in the	Pillsbury Winthrop LLP
Value	San Francisco, CA 94104		form of Exhibit A	50 Fremont Street
Fund II, L.P.	Facsimile: (415) 288-2394			Facsimile: (415) 983-1200
	Attention:		166,264 in the	San Francisco, CA 94105
	Mark Schneidman		form of Exhibit B	Attention: Jonathan D. Joseph
BVF Investments	One Sansome Street	519,490	65,350 in the	Pillsbury Winthrop LLP
L.L.C.	San Francisco, CA 94104		form of Exhibit A	50 Fremont Street
	Facsimile: (415) 288-2394			Facsimile: (415) 983-1200
	Attention:		65,350 in the	San Francisco, CA 94105
	Mark Schneidman		form of Exhibit B	Attention: Jonathan D. Joseph
Ziff Asset	One Sansome Street	3,130,820	393,845 in the	Pillsbury Winthrop LLP
Management, L.P.	San Francisco, CA 94104		form of Exhibit A	50 Fremont Street
	Facsimile: (415) 288-2394			Facsimile: (415) 983-1200
	Attention:		393,845 in the	San Francisco, CA 94105
	Mark Schneidman		form of Exhibit B	Attention: Jonathan D. Joseph
Investment 10,	One Sansome Street	411,794	51,802 in the	Pillsbury Winthrop LLP
LLC	San Francisco, CA 94104		form of Exhibit A	50 Fremont Street
	Facsimile: (415) 288-2394			Facsimile: (415) 983-1200
	Attention:		51,802 in the	San Francisco, CA 94105
	Mark Schneidman		form of Exhibit B	Attention: Jonathan D. Joseph
Evergreen	50 Fremont Street	50,000	6,290 in the	Pillsbury Winthrop LLP
Ventures LLC	Facsimile: (415) 983-1200		form of Exhibit A	50 Fremont Street
	San Francisco, CA 94105			Facsimile: (415) 983-1200
	Attention:		1,703 in the	San Francisco, CA 94105
	Jonathan D. Joseph		form of Exhibit B	Attention: Jonathan D. Joseph

EXHIBIT A

        THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS. THIS WARRANT MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; OR (B) TO AN AFFILIATED LIMITED PARTNERSHIP, LIMITED PARTNER, GENERAL PARTNER, MEMBER, STOCKHOLDER OR OTHER ENTITY OR PERSON THAT IS, WITHIN THE MEANING OF THE SECURITIES ACT, CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH, THE HOLDER; PROVIDED THAT SUCH ENTITY OR PERSON IS AN "ACCREDITED INVESTOR" AS THAT TERM IS DEFINED IN RULE 501(A)(3) OF REGULATION D UNDER THE SECURITIES ACT, AND APPLICABLE CANADIAN SECURITIES LAWS. THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN ACCORDANCE WITH THE SECURITIES PURCHASE AGREEMENT, DATED DECEMBER 3, 2002, AMONG THE CORPORATION, BIOTECHNOLOGY VALUE FUND, L.P. AND THE OTHER INVESTORS LISTED ON THE SCHEDULE OF BUYERS THERETO.

        UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE APRIL 4, 2003.

        THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

MICROLOGIX BIOTECH INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: [ ]	Number of Shares: [ ]

Date of Issuance: December 3, 2002

        Micrologix Biotech Inc., a British Columbia company (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biotechnology Value Fund, L.P.,of One Sansome Street, Suite 3900, San Francisco, CA 94101, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M., Vancouver City Time, on the Expiration Date (as defined herein), unless terminated earlier pursuant to Section 2(b) hereof, [                        ] fully paid nonassessable shares of Common Stock (as defined herein) of the Company, (the "Warrant Shares") at the Warrant Exercise Price per share provided in Section 1(b) below, all subject to the terms, conditions and adjustments herein set forth.

        Section 1.

          (a)  Securities Purchase Agreement. This Warrant is one of the Warrants (the "Warrants") issued pursuant to Section 1 of that certain Securities Purchase Agreement dated as of December 3, 2002, among the Company and the Persons referred to therein (the "Securities Purchase Agreement"). Defined terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

1

          (b)  Definitions. The following words and terms as used in this Warrant shall have the following meanings:

              (i)  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of Vancouver, British Columbia or San Francisco, California are authorized or required by law to remain closed.

            (ii)  "Closing Price" means for any security as of any date, the last closing trade price for such security on the Principal Market on that day, as reported by the Principal Market.

            (iii)  "Common Stock" means (i) the Company's common stock, without par value, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

            (iv)  "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

            (v)  "Expiration Date" means the date that is the third anniversary of the Warrant Date, if such date does not fall on a Business Day or on a day on which trading takes place on the principal exchange or automated quotation system on which the Common Stock is traded, then the next Business Day, unless earlier terminated in accordance with Section 2(b).

            (vi)  "Option" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          (vii)  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (viii)  "Principal Market" means the Toronto Stock Exchange, unless the Company's common shares are listed or quoted for trading on NYSE, AMEX or the Nasdaq National Market, in which case the principal market will be the market with the highest trading volume over the prior 60 days.

            (ix)  "Securities Act" means the Securities Act of 1933, as amended.

            (x)  "Warrant" means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

            (xi)  "Warrant Date" has the meaning set forth in Section 13.

          (xii)  "Warrant Exercise Price" shall be equal to $1.50 (Canadian dollars), subject to further adjustment as hereinafter provided.

        Section 2. EXERCISE OF WARRANT.

          (a)  Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M., Vancouver City Time, on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto or a reasonable facsimile thereof (the "Exercise Notice"), to the Company and the Company's designated transfer agent (the "Transfer Agent") of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) either (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or delivery of a certified check or bank draft payable to the order of the Company or wire transfer of immediately available funds or (B) notification to the Company that this Warrant is being exercised pursuant to a Cashless

2

  Exercise (as defined in Section 2(f)), and (iii) the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the second (2nd) Business Day (the "Warrant Share Delivery Date") following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), issue and deliver to the address as specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled upon such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(f), and delivery of this Warrant or an indemnification as required by clause (iii) above, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price, arithmetic calculation of the number of Warrant Shares or the occurrence of a Termination Event (as defined below), within two (2) Business Days of such disputed determination, arithmetic calculation, or notice of Termination Event being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or Termination Event to an independent, national investment banking firm selected jointly by the Company and the holder or (ii) the disputed arithmetic calculation of the number of Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

          (b)  Notwithstanding anything contained herein to the contrary, if, at any time after the second anniversary of the Warrant Date, the average Closing Price per share of the Company's Common Stock for twenty (20) consecutive trading days (excluding any day on which no trade occurred) (calculated as the sum of the Closing Price for each of the twenty (20) days divided by twenty (20) (less the number of days during such period, if any, on which no trade occurred)) exceeds $3.00 (Canadian dollars) (or its then equivalent in United States dollars if the Principal Market is then in the United States) (the "Termination Event"), the Company shall have sixty (60) calendar days following the occurrence of a Termination Event to notify the holder of the Termination Event. This Warrant shall terminate on the date which is ten (10) Business Days following receipt by the holder hereof of notice of the Termination Event from the Company; provided, however, if the trading of the Common Stock on the Principal Market has been suspended or the Company's Common Stock or the Warrant Shares are not then listed on the Principal Market or the NYSE, NASDAQ or AMEX, then a Termination Event shall not be

3

  deemed to have occurred. If the Company fails to give the holder notice of a Termination Event within the foregoing sixty (60) calendar day period, this Warrant may not be terminated unless and until a subsequent Termination Event has occurred and the Company provides the notice and exercise period required by this Section 2(b).

          (c)  Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise (the "Warrant Delivery Date") and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised.

          (d)  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

          (e)  If the Company shall fail for any reason or for no reason to issue to the holder within five (5) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(c) hereof, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Warrant Share Delivery Date such exercise is not timely effected and/or each day after the Warrant Delivery Date such Warrant is not delivered, as the case may be, in an amount equal to 0.5% of the product of (i) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Warrant Share Delivery Date and to which such holder is entitled and, in the event the Company has failed to deliver a Warrant to the holder on or prior to the Warrant Delivery Date, the number of shares of Common Stock issuable upon exercise of the Warrant as of the Warrant Delivery Date and (ii) the Closing Price of the Common Stock on the Warrant Share Delivery Date, in the case of the failure to deliver Common Stock, or the Warrant Delivery Date, in the case of failure to deliver a Warrant, as the case may be. The foregoing notwithstanding, the damages set forth in this Section 2(e) shall be stayed with respect to the number of shares of Common Stock and, if applicable, the Warrant for which there is a good faith dispute being resolved pursuant to, and within the time periods provided for in, Section 2(a), pending the resolution of such dispute.

          (f)    Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number	=	(A×B)-(A×C)
B

    For purposes of the foregoing formula:

      A= the total number of shares with respect to which this Warrant is then being exercised.

      B= the average Closing Price of the Common Stock for the five (5) consecutive trading days (excluding any day on which no trade has occurred) immediately preceding the date of the Exercise Notice.

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      C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

        Section 3. COVENANTS AS TO COMMON STOCK. The Company hereby covenants and agrees as follows:

          (a)  This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

          (b)  All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof.

          (c)  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value, if any, of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

          (d)  The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon the Principal Market and each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on the TSE and each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

          (e)  The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value, if any, of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

          (f)    This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

        Section 4. TAXES. The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

        Section 5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein or in the Securities Purchase Agreement, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant

5

Shares which he, she, or it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

        Section 6. REPRESENTATIONS OF HOLDER. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act or exempt from the registration and prospectus requirements of applicable Canadian Securities Laws; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant the provisions of this Warrant, except to the extent otherwise provided in or pursuant to the Securities Purchase Agreement. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act and applicable Canadian Securities Laws.

        Section 7. OWNERSHIP AND TRANSFER.

          (a)  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

          (b)  This Warrant may be transferred by the holder in whole or in part only to an affiliated limited partnership, limited partner, general partner, member, stockholder or other entity or person that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, the holder; provided that such entity or person is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and applicable Canadian Securities Laws by (i) delivery of a written notice, in the form of notice as Exhibit B hereto or a reasonable facsimile thereof, and (ii) surrender to a common carrier for overnight delivery to the Company this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). The Warrant Shares may be transferred in accordance with the transfer provisions set forth in the Securities Purchase Agreement.

        Section 8. ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

          (a)  ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after

6

  the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(a) shall become effective at the date and time the subdivision or combination becomes effective.

          (b)  DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

              (i)  the Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Price of the Common Stock on the trading day immediately preceding such record date; and (ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

          (c)  CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 8 (as determined in good faith by the Board of Directors of the Company) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

          (d)  NOTICES.

              (i)  Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

7

            (ii)  The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

            (iii)  The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

        Section 9. PURCHASE RIGHTS; REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

          (a)  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (b)  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (except an unsolicited tender offer to which the Company is not a party) is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") written agreement (in form and substance reasonably satisfactory to the holders of Warrants representing at least 66 2/3% of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity or its parent evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the holders of the Warrants (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants (without regard to any limitations on exercises), if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of Warrants representing at least 66 2/3% of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants (without regard to any limitations on exercises), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would

8

  have been acquirable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

        Section 10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

        Section 11. NOTICE. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. If notice is to be sent to the Company, the holder shall use its reasonable best efforts to provide additional copies to the individuals listed below; provided, however, that the failure of such holder to send such additional copies shall in no way limit the effectiveness of any notice sent to the Company to the attention of the General Counsel as provided for below. The addresses and facsimile numbers for such communications shall be:

  If to the Company:

    Micrologix Biotech Inc.
    3650 Wesbrook Mall
    Vancouver, British Columbia
    V6S 2L2
    Telephone: (604)221-9666
    Facsimile: (604) 221-9688
    Attention: President

  With a copy to:

    Farris, Vaughn, Wills & Murphy
    26th Floor—700 West Georgia Street
    Vancouver, British Columbia
    V7Y 1B3
    Telephone: (604) 661-9307
    Facsimile: (604) 661-9349
    Attention: Hector Mackay-Dunn

  If to the Transfer Agent:

    Pacific Corporate Trust Company
    625 Howe Street, 10th Floor
    Vancouver, BC
    V6C 3B8
    Telephone: (604) 689-9853
    Facsimile: (604) 689-8144
    Attention: Manager, Corporate Trust

        If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on such Schedule of Buyers, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior

9

written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

        Section 12. AMENDMENTS. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought and shall be binding on such party's or holder's assignees and transferees.

        Section 13. DATE. The date of this Warrant is December 3, 2002 (the "Warrant Date"). This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, unless earlier terminated in accordance with Section 2(b) except that notwithstanding any other provisions hereof, the provisions of Section 3(d) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

        Section 14. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California, except that the laws of British Columbia shall be applicable with respect to corporate matters applicable to the Company.

        Section 15. FURTHER ASSURANCES. In case any further action is necessary or desirable to carry out the purposes of this Warrant, the Company and the holder will take such further action as the other party may reasonably request.

        Section 16. PRINCIPAL MARKET. If, at any time after the Warrant Date, the Principal Market ceases, for any period of time, to be the Toronto Stock Exchange, the Company shall promptly cause the Warrant Shares to become listed or quoted on such alternative Principal Market, at the Company's cost, and shall notify the warrantholder of the same.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the 3rd day of December, 2002.

MICROLOGIX BIOTECH INC.
By:	Name: Title:

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EXHIBIT A TO WARRANT

ELECTION TO EXERCISE WARRANT
AND TRANSFER AGENT INSTRUCTIONS

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares in accordance with the undersigned's election to:

Option 1	tender payment for of the Warrant Shares to the order of Micrologix Biotech Inc. in the amount of $ (Canadian dollars) in accordance with the terms of the Warrant; or
Option 2	tender the Warrant for Warrant Shares pursuant to the Cashless Exercise provisions of the Warrant.

        The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

        If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common stock not so purchased be issued and delivered as follows:

ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)
Dated:

Signature of Witness/Guarantor:	Signature Warrantholder:
By:	By:

Name:	Name:
Title:	Title:
Signature Witnessed or Guaranteed**

        ** See Exhibit C For Instructions on completing this Exercise Form.

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ACKNOWLEDGEMENT

        Pacific Corporate Trust Company, as transfer agent and registrar of the Common Stock, is hereby authorized and directed, in accordance with the Transfer Agent Instructions dated December 3, 2002 from the Company and acknowledged by Pacific Corporate Trust Company, to issue the number of shares of Common Stock in the name of the above referenced entity or person and to deliver the certificates representing such shares using an overnight delivery service and hereby irrevocably acknowledges that the Company has accepted tender payment in the following manner and hereby acknowledges the tender of such payment in the following manner (check one):

  ☐
  The buyer has tendered payment for                        of the Warrant Shares to the order of Micrologix Biotech Inc. in the amount of $                        (Canadian dollars) in accordance with the terms of the Warrant; or

  ☐
  The Buyer has tendered the Warrant for                        Warrant Shares pursuant to the Cashless Exercise provisions of the Warrant.

MICROLOGIX BIOTECH INC.
By:
Name: Title:

2

EXHIBIT B TO WARRANT

FORM OF NOTICE OF TRANSFER OF WARRANT

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                        , Federal Identification No.                        , a warrant to purchase                        shares of the capital stock of Micrologix Biotech Inc., a British Columbia company, represented by warrant certificate no.            , standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint                        , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:                         , 200

By:
Its:

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EXHIBIT C TO WARRANT

INSTRUCTIONS FOR COMPLETING EXHIBIT A—
ELECTION TO EXERCISE WARRANT AND TRANSFER AGENT INSTRUCTIONS

1.
If the endorsement is executed by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, the person executing the endorsement must give his or her full title in such capacity, and proper evidence of his or her authority to act in such a capacity must accompany the surrendered certificate(s).

2.
If the Common Stock is to be registered in the name of the Warrantholder, the Election To Exercise Warrant And Transfer Agent Instructions, attached as Exhibit A to Warrant, must be duly endorsed, or accompanied by separate Stock Transfer Power of Attorney duly signed by the Warrantholder, in either case with a signature of a witness.

3.
If the Common Stock is to be registered in the name of someone other than the Warrantholder, the Election To Exercise Warrant And Transfer Agent Instructions, attached as Exhibit A to Warrant, must be duly endorsed, or accompanied by separate Stock Transfer Power of Attorney duly signed by the Warrantholder, in either case with a signature guarantee or medallion guarantee as follows:

          For residents of Canada: By a Canadian chartered bank or by a participant in a recognized medallion signature guarantee program.

          For residents of the United States: Medallion guarantee by a participant in one of the following medallion signature guarantee programs: the Securities Transfer Association Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or the New York Stock Exchange Inc. Medallion Signature Program (MSP).

          For residents of other nations: By some authority or institution acceptable to Pacific Corporate Trust Company.

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EXHIBIT B

        THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS. THIS WARRANT MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; OR (B) TO AN AFFILIATED LIMITED PARTNERSHIP, LIMITED PARTNER, GENERAL PARTNER, MEMBER, STOCKHOLDER OR OTHER ENTITY OR PERSON THAT IS, WITHIN THE MEANING OF THE SECURITIES ACT, CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH, THE HOLDER; PROVIDED THAT SUCH ENTITY OR PERSON IS AN "ACCREDITED INVESTOR" AS THAT TERM IS DEFINED IN RULE 501(A)(3) OF REGULATION D UNDER THE SECURITIES ACT, AND APPLICABLE CANADIAN SECURITIES LAWS. THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN ACCORDANCE WITH THE SECURITIES PURCHASE AGREEMENT, DATED DECEMBER 3, 2002, AMONG THE CORPORATION, BIOTECHNOLOGY VALUE FUND, L.P. AND THE OTHER INVESTORS LISTED ON THE SCHEDULE OF BUYERS THERETO.

        UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE APRIL 4, 2003.

        THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

MICROLOGIX BIOTECH INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: [ ]	Number of Shares: [ ]

Date of Issuance: December 3, 2002

        Micrologix Biotech Inc., a British Columbia company (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biotechnology Value Fund, L.P., of One Sansome Street, Suite 3900, San Francisco, CA 94101, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M., Vancouver City Time, on the Expiration Date (as defined herein), unless terminated earlier pursuant to Section 2(b) hereof, [                        ] fully paid nonassessable shares of Common Stock (as defined herein) of the Company, (the "Warrant Shares") at the Warrant Exercise Price per share provided in Section 1(b) below, all subject to the terms, conditions and adjustments herein set forth.

        Section 1.

        (a)    Securities Purchase Agreement. This Warrant is one of the Warrants (the "Warrants") issued pursuant to Section 1 of that certain Securities Purchase Agreement dated as of December 3, 2002, among the Company and the Persons referred to therein (the "Securities Purchase Agreement"). Defined terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

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        (b)    Definitions. The following words and terms as used in this Warrant shall have the following meanings:

                (i)    "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of Vancouver, British Columbia or San Francisco, California are authorized or required by law to remain closed.

                (ii)    "Closing Price" means for any security as of any date, the last closing trade price for such security on the Principal Market on that day, as reported by the Principal Market.

                (iii)    "Common Stock" means (i) the Company's common stock, without par value, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

                (iv)    "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

                (v)    "Expiration Date" means the date that is the fifth anniversary of the Warrant Date, if such date does not fall on a Business Day or on a day on which trading takes place on the principal exchange or automated quotation system on which the Common Stock is traded, then the next Business Day, unless earlier terminated in accordance with Section 2(b).

                (vi)    "Option" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                (vii)    "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                (viii)    "Principal Market" means the Toronto Stock Exchange, unless the Company's common shares are listed or quoted for trading on NYSE, AMEX or the Nasdaq National Market, in which case the principal market will be the market with the highest trading volume over the prior 60 days.

                (ix)    "Securities Act" means the Securities Act of 1933, as amended.

                (x)    "Warrant" means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

                (xi)    "Warrant Date" has the meaning set forth in Section 13.

                (xii)    "Warrant Exercise Price" shall be equal to $3.00 (Canadian dollars), subject to further adjustment as hereinafter provided.

        Section 2. EXERCISE OF WARRANT.

        (a)    Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M., Vancouver City Time, on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto or a reasonable facsimile thereof (the "Exercise Notice"), to the Company and the Company's designated transfer agent (the "Transfer Agent") of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) either (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or delivery of a certified check or bank draft payable to the order of the Company or wire transfer of immediately available funds or (B) notification to the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(f)), and (iii) the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, this

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Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the second (2nd) Business Day (the "Warrant Share Delivery Date") following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), issue and deliver to the address as specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled upon such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(f), and delivery of this Warrant or an indemnification as required by clause (iii) above, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price, arithmetic calculation of the number of Warrant Shares or the occurrence of a Termination Event (as defined below), within two (2) Business Days of such disputed determination, arithmetic calculation, or notice of Termination Event being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or Termination Event to an independent, national investment banking firm selected jointly by the Company and the holder or (ii) the disputed arithmetic calculation of the number of Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

        (b)    Notwithstanding anything contained herein to the contrary, if, at any time after the second anniversary of the Warrant Date, the average Closing Price per share of the Company's Common Stock for twenty (20) consecutive trading days (excluding any day on which no trade occurred) (calculated as the sum of the Closing Price for each of the twenty (20) days divided by twenty (20) (less the number of days during such period, if any, on which no trade occurred)) exceeds $6.00 (Canadian dollars) (or its then equivalent in United States dollars if the Principal Market is then in the United States) (the "Termination Event"), the Company shall have sixty (60) calendar days following the occurrence of a Termination Event to notify the holder of the Termination Event. This Warrant shall terminate on the date which is ten (10) Business Days following receipt by the holder hereof of notice of the Termination Event from the Company; provided, however, if the trading of the Common Stock on the Principal Market has been suspended or the Company's Common Stock or the Warrant Shares are not then listed on the Principal Market or the NYSE, NASDAQ or AMEX, then a Termination Event shall not be deemed to have occurred. If the Company fails to give the holder notice of a Termination Event within the foregoing sixty (60) calendar day period, this Warrant may not be terminated unless and until a subsequent Termination Event has occurred and the Company provides the notice and exercise period required by this Section 2(b).

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        (c)    Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise (the "Warrant Delivery Date") and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised.

        (d)    No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

        (e)    If the Company shall fail for any reason or for no reason to issue to the holder within five (5) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(c) hereof, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Warrant Share Delivery Date such exercise is not timely effected and/or each day after the Warrant Delivery Date such Warrant is not delivered, as the case may be, in an amount equal to 0.5% of the product of (i) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Warrant Share Delivery Date and to which such holder is entitled and, in the event the Company has failed to deliver a Warrant to the holder on or prior to the Warrant Delivery Date, the number of shares of Common Stock issuable upon exercise of the Warrant as of the Warrant Delivery Date and (ii) the Closing Price of the Common Stock on the Warrant Share Delivery Date, in the case of the failure to deliver Common Stock, or the Warrant Delivery Date, in the case of failure to deliver a Warrant, as the case may be. The foregoing notwithstanding, the damages set forth in this Section 2(e) shall be stayed with respect to the number of shares of Common Stock and, if applicable, the Warrant for which there is a good faith dispute being resolved pursuant to, and within the time periods provided for in, Section 2(a), pending the resolution of such dispute.

        (f)    Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number =	(A x B) - (A x C)
B
For purposes of the foregoing formula:
A= the total number of shares with respect to which this Warrant is then being exercised.
B= the average Closing Price of the Common Stock for the five (5) consecutive trading days (excluding any day on which no trade has occurred) immediately preceding the date of the Exercise Notice.
C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

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        Section 3. COVENANTS AS TO COMMON STOCK. The Company hereby covenants and agrees as follows:

        (a)    This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

        (b)    All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof.

        (c)    During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value, if any, of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

        (d)    The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon the Principal Market and each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on the TSE and each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

        (e)    The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value, if any, of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

        (f)    This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

        Section 4. TAXES. The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

        Section 5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein or in the Securities Purchase Agreement, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he, she, or it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

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Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

        Section 6. REPRESENTATIONS OF HOLDER. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act or exempt from the registration and prospectus requirements of applicable Canadian Securities Laws; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant the provisions of this Warrant, except to the extent otherwise provided in or pursuant to the Securities Purchase Agreement. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act and applicable Canadian Securities Laws.

        Section 7. OWNERSHIP AND TRANSFER.

        (a)    The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

        (b)    This Warrant may be transferred by the holder in whole or in part only to an affiliated limited partnership, limited partner, general partner, member, stockholder or other entity or person that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, the holder; provided that such entity or person is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and applicable Canadian Securities Laws by (i) delivery of a written notice, in the form of notice as Exhibit B hereto or a reasonable facsimile thereof, and (ii) surrender to a common carrier for overnight delivery to the Company this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). The Warrant Shares may be transferred in accordance with the transfer provisions set forth in the Securities Purchase Agreement.

        Section 8. ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

        (a)    ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

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Any adjustment under this Section 8(a) shall become effective at the date and time the subdivision or combination becomes effective.

        (b)    DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

                (i)    the Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Price of the Common Stock on the trading day immediately preceding such record date; and (ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

        (c)    CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 8 (as determined in good faith by the Board of Directors of the Company) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

        (d)    NOTICES.

                (i)    Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                (ii)    The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

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                (iii)    The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

        Section 9. PURCHASE RIGHTS; REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

        (a)    If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

        (b)    Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (except an unsolicited tender offer to which the Company is not a party) is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") written agreement (in form and substance reasonably satisfactory to the holders of Warrants representing at least 66 2/3% of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity or its parent evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the holders of the Warrants (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants (without regard to any limitations on exercises), if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of Warrants representing at least 66 2/3% of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants (without regard to any limitations on exercises), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

        Section 10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

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        Section 11. NOTICE. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. If notice is to be sent to the Company, the holder shall use its reasonable best efforts to provide additional copies to the individuals listed below; provided, however, that the failure of such holder to send such additional copies shall in no way limit the effectiveness of any notice sent to the Company to the attention of the General Counsel as provided for below. The addresses and facsimile numbers for such communications shall be:

        If to the Company:
                Micrologix Biotech Inc.
                3650 Wesbrook Mall
                Vancouver, British Columbia
                V6S 2L2
                Telephone: (604)221-9666
                Facsimile: (604) 221-9688
                Attention: President

        With a copy to:
                Farris, Vaughn, Wills & Murphy
                26th Floor—700 West Georgia Street
                Vancouver, British Columbia
                V7Y 1B3
                Telephone: (604) 661-9307
                Facsimile: (604) 661-9349
                Attention: Hector Mackay-Dunn

        If to the Transfer Agent:
                Pacific Corporate Trust Company
                625 Howe Street, 10th Floor
                Vancouver, BC
                V6C 3B8
                Telephone: (604) 689-9853
                Facsimile: (604) 689-8144
                Attention: Manager, Corporate Trust

        If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on such Schedule of Buyers, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

        Section 12. AMENDMENTS. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against

9

which enforcement of such change, waiver, discharge or termination is sought and shall be binding on such party's or holder's assignees and transferees.

        Section 13. DATE. The date of this Warrant is December 3, 2002 (the "Warrant Date"). This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, unless earlier terminated in accordance with Section 2(b) except that notwithstanding any other provisions hereof, the provisions of Section 3(d) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

        Section 14. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California, except that the laws of British Columbia shall be applicable with respect to corporate matters applicable to the Company.

        Section 15. FURTHER ASSURANCES. In case any further action is necessary or desirable to carry out the purposes of this Warrant, the Company and the holder will take such further action as the other party may reasonably request.

        Section 16. PRINCIPAL MARKET. If, at any time after the Warrant Date, the Principal Market ceases, for any period of time, to be the Toronto Stock Exchange, the Company shall promptly cause the Warrant Shares to become listed or quoted on such alternative Principal Market, at the Company's cost, and shall notify the warrantholder of the same.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the 3rd day of December, 2002.

MICROLOGIX BIOTECH INC.
By:	Name: Title:

10

EXHIBIT A TO WARRANT

ELECTION TO EXERCISE WARRANT
AND TRANSFER AGENT INSTRUCTIONS

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares in accordance with the undersigned's election to:

Option 1	tender payment for of the Warrant Shares to the order of Micrologix Biotech Inc. in the amount of $ (Canadian dollars) in accordance with the terms of the Warrant; or
Option 2	tender the Warrant for Warrant Shares pursuant to the Cashless Exercise provisions of the Warrant.
The undersigned hereby requests that certificates for such shares be issued and delivered as follows:
ISSUE TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)
(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)

        If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common stock not so purchased be issued and delivered as follows:

ISSUE TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)
(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)

Dated:

Signature of Witness/Guarantor:	Signature Warrantholder:
By:	By:
Name: Title:	Name: Title:

Signature Witnessed of Guaranteed**

** See Exhibit C For Instructions on completing this Exercise Form.

1

ACKNOWLEDGEMENT

        Pacific Corporate Trust Company, as transfer agent and registrar of the Common Stock, is hereby authorized and directed, in accordance with the Transfer Agent Instructions dated December 3, 2002 from the Company and acknowledged by Pacific Corporate Trust Company, to issue the number of shares of Common Stock in the name of the above referenced entity or person and to deliver the certificates representing such shares using an overnight delivery service and hereby irrevocably acknowledges that the Company has accepted tender payment in the following manner and hereby acknowledges the tender of such payment in the following manner (check one):

  ☐
  The buyer has tendered payment for                        of the Warrant Shares to the order of Micrologix Biotech Inc. in the amount of $                        (Canadian dollars) in accordance with the terms of the Warrant; or

  ☐
  The Buyer has tendered the Warrant for                        Warrant Shares pursuant to the Cashless Exercise provisions of the Warrant.

MICROLOGIX BIOTECH INC.
By:	Name: Title:

2

EXHIBIT B TO WARRANT

FORM OF NOTICE OF TRANSFER OF WARRANT

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                        , Federal Identification No.                        , a warrant to purchase                        shares of the capital stock of Micrologix Biotech Inc., a British Columbia company, represented by warrant certificate no.            , standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint                        , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:                         , 200

By:

Its:

3

EXHIBIT C TO WARRANT

INSTRUCTIONS FOR COMPLETING EXHIBIT A—
ELECTION TO EXERCISE WARRANT AND TRANSFER AGENT INSTRUCTIONS

1.
If the endorsement is executed by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, the person executing the endorsement must give his or her full title in such capacity, and proper evidence of his or her authority to act in such a capacity must accompany the surrendered certificate(s).

2.
If the Common Stock is to be registered in the name of the Warrantholder, the Election To Exercise Warrant And Transfer Agent Instructions, attached as Exhibit A to Warrant, must be duly endorsed, or accompanied by separate Stock Transfer Power of Attorney duly signed by the Warrantholder, in either case with a signature of a witness.

3.
If the Common Stock is to be registered in the name of someone other than the Warrantholder, the Election To Exercise Warrant And Transfer Agent Instructions, attached as Exhibit A to Warrant, must be duly endorsed, or accompanied by separate Stock Transfer Power of Attorney duly signed by the Warrantholder, in either case with a signature guarantee or medallion guarantee as follows:

          For residents of Canada: By a Canadian chartered bank or by a participant in a recognized medallion signature guarantee program.

          For residents of the United States: Medallion guarantee by a participant in one of the following medallion signature guarantee programs: the Securities Transfer Association Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or the New York Stock Exchange Inc. Medallion Signature Program (MSP).

          For residents of other nations: By some authority or institution acceptable to Pacific Corporate Trust Company.

4

EXHIBIT C

[BVF Letterhead]

December 3, 2002

Micrologix Biotech Inc.
3650 Wesbrook Biotech Inc.
Vancouver, British Columbia
V6S 2L2
Attn: President

        Reference is made to the Securities Purchase Agreement (the "Agreement"), dated as of December 3, 2002, by and among Biotechnology Value Fund, L.P., Micrologix Biotech Inc. (the "Company") and other investors listed on the Schedule of Buyers attached to the Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such terms in the Agreement; provided, however, when used herein the term "BVF" shall refer collectively to Biotechnology Value Fund, L.P. and any other Buyer or permitted transferee of the Purchased Shares (as defined below) that is affiliated or associated with Biotechnology Value Fund, L.P.

        A.    Restriction on Transfer or Sale.    BVF agrees that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right (except to an affiliated limited partnership, limited partner, general partner, member, stockholder or other entity or person that is, within the meaning of the 1933 Act, controlling, controlled by or under common control with, BVF; provided (i) such transferee is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act, and the Canadian Securities Laws and (ii) such transferee shall be bound by the restrictions set forth in this letter agreement) (a "Disposition") with respect to the 7,800,000 shares of Common Stock purchased by BVF pursuant to the Agreement (the "Purchased Shares"), nor will BVF engage in any hedging or other transaction (including, without limitation, effecting any short sale or having in effect any short position or any purchase, sale or grant or any right (including, without limitation, any put or call option) with respect to the Purchased Shares) which is designed to or could reasonably be expected to lead to or result in a Disposition of the Purchased Shares, except as follows:

          1.    1/3 of the Purchased Shares may be sold or transferred on or after the date that is 12 months after the Closing;

          2.    an additional 1/3 of the Purchased Shares may be sold or transferred on or after the date that is 18 months after the Closing; and

          3.    an additional 1/3 of the Purchased Shares may be sold or transferred on or after the date that is 24 months after the Closing.

        B.    Partial Release of Transfer and Sale Restrictions.    Notwithstanding the foregoing, if the shares of Common Stock of the Company trade on the Principal Market (as defined in the Warrants) at an average closing price for 20 consecutive trading days (excluding any day on which no trade has occurred) (and calculated as the sum of the closing price for such 20 days divided by 20 (less the number of days during such period, if any, on which no trade occurred)) of more than $2.10 (Canadian dollars)(or its then equivalent in United States dollars if the Principal Market is then in the United States), BVF will automatically and immediately be released from the restrictions set forth in Paragraph A; provided, however, no more than one-third (1/3) of the Purchased Shares shall be transferred or sold pursuant to this Paragraph B in any moving six (6) month period, unless otherwise permitted by the terms of Paragraph A.

        C.    Complete Release of Transfer and Sale Restrictions.    Notwithstanding anything else to the contrary, all restrictions on the transfer or sale of the Purchased Shares set forth in Paragraphs A or B

1

shall cease automatically and immediately if (i) the shares of Common Stock of the Company trade on the Principal Market (as defined in the Warrants) at an average closing price for 20 consecutive trading days (excluding any day on which no trade has occurred) (and as calculated as set forth in Paragraph B above) of more than $3.50 (Canadian dollars)(or its then equivalent in United States dollars if the Principal Market is then in the United States), or (ii) a Change-of-Control occurs or is publicly announced. For purposes of this letter agreement "Change in Control" means (i) the direct or indirect acquisition by any Person of more than fifty percent (50%) (in voting power) of the voting securities of the Company, including by way of tender offer, exchange offer or similar transaction (ii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company other than one in which the Company is the surviving corporation and the Company's stockholders immediately prior to the consummation of the transaction own not less than fifty percent (50%) of the voting securities of the Company after consummation of the transaction; or (iii) any public proposal, offer or announcement by any Person, including the Company, of any transaction covered by subclauses (i) and (ii).

        D.    Stop-Transfer Instructions.    BVF agrees that, in order to enforce the foregoing agreement, the Company may impose stop-transfer instructions with the Company's transfer agent against the transfer or sale of the Purchased Shares except in compliance with this letter agreement.

BIOTECHNOLOGY VALUE FUND L.P.
By:	BVF Partners LP, its general partner
By:	BVF Inc., its general partner
By:	/s/ MARK LAMPERT Name: Mark Lampert Title: President

BIOTECHNOLOGY VALUE FUND II, L.P.
By:	BVF Partners LP, its general partner
By:	BVF Inc., its general partner

By:	/s/ MARK LAMPERT Name: Mark Lampert Title: President

BVF INVESTMENTS L.L.C.
By:	BVF Partners LP, its member
By:	BVF Inc., its general partner

By:	/s/ MARK LAMPERT Name: Mark Lampert Title: President

ZIFF ASSET MANAGEMENT, L.P.
By:	BVF Partners LP, its attorney-in-fact
By:	BVF Inc., its general partner

2

By:	/s/ MARK LAMPERT Name: Mark Lampert Title: President

3

INVESTMENT 10, LLC
By:	BVF Partners LP, Manager
By:	BVF Inc., its General Partner

By:	/s/ MARK LAMPERT Name: Mark Lampert Title: President
Agreed and Accepted:

MICROLOGIX BIOTECH INC.

By:

Name:

Title:

4

EXHIBIT D

Form of Declaration for Removal of Legend

TO:
Registrar and Transfer Agent for the Common Shares of Micrologix Biotech Inc. (the "Company").

  The undersigned (A) acknowledges and certifies that the sale of securities of the Company to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"), and (B) certifies that (1) the undersigned is not an "affiliate" of the Company (as that term is defined in Rule 405 under the 1933 Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, and neither the seller nor any person acting on their behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the 1933 Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

By:		Dated:

Signature
Name (please print)

5

EXHIBIT E

[Micrologix Biotech Inc. Letterhead]

December 3, 2002

Pacific Corporate Trust Company
625 Howe Street, 10th Floor
Vancouver, BC
V6C 3B8

Ladies and Gentlemen:

        Reference is made to that certain Securities Purchase Agreement, dated as of December 3, 2002 (the "Agreement"), by and among Micrologix Biotech Inc., a British Columbia company (the "Company"), Biotechnology Value Fund, L.P. ("BVF") and other investors listed on the Schedule of Buyers attached to the Agreement (together with BVF, the "Buyers"), pursuant to which the Company is issuing to the Buyers (i) shares (the "Shares") of common stock, without par value, of the Company (the "Common Stock") and (ii) warrants (the "Warrants") to purchase shares of Common Stock of the Company. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such terms in the Agreement.

        This letter shall serve as our authorization and direction to you (provided that you are the transfer agent of the Company at such time), revocable only upon receipt by the Company or you of an opinion of counsel of recognized standing that such authorization would result in a contravention of applicable securities laws (and we agree to promptly notify you of any such determination made by such counsel and received by the Company):

  (i)
  upon receipt of the Reissuance Notice and Transfer Agent Instructions in the form attached hereto as Annex I (together with the appropriate Common Stock certificate(s)) from a Buyer and acknowledged by the Company, to issue to or upon the order of a Buyer, shares of Common Stock of the Company within two (2) business days of receipt of such Reissuance Notice and Transfer Agent Instruction and the appropriate Common Stock certificate(s);

  (ii)
  upon receipt of the Election to Exercise Warrants and Transfer Agreement Instructions in the form attached hereto as Annex II (together with the applicable Warrant) from a Buyer and acknowledged by the Company as provided therein to issue to the Buyer or as specified in such Election to Exercise Warrant and Transfer Agent Instructions shares of Common Stock upon exercise of the Warrant(s) ("Warrant Shares") within two (2) business days of receipt of such Election to Exercise Warrant and Transfer Agent Instructions (together with the applicable Warrant).

        You acknowledge and agree that so long as you have previously received at any time on or after April 4, 2003 either (a) a Form of Declaration for Removal of Legend substantially in the form attached hereto as Annex III or (b) written instructions from the Company (or its outside legal counsel) to remove the restrictive legends, then you shall issue within two business (2) days the certificate(s) representing the Shares and the Warrant Shares, as applicable, and such certificate(s) shall not bear any legend restricting transfer of the Shares or the Warrant Shares, and shall not be subject to any stop-order transfer restriction made by the Company.

1

        If you have not received such written declaration or instructions from the Company then the certificate(s) for the Shares and the Warrant Shares shall bear the following legends:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT; (C) IN COMPLIANCE WITH RULE 144 OR RULE 144A UNDER THE 1933 ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION, IF REASONABLY REQUESTED BY THE CORPORATION, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION IF REQUESTED BY THE COMPANY, IN A GENERALLY ACCEPTABLE FORM.

          UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE APRIL 4, 2003.

          THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

        Please be advised that the Buyers are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Buyer is a third party beneficiary to these instructions.

        Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact Arthur Ayres at (604) 221-9666 (Ext. 233).

Very truly yours,
MICROLOGIX BIOTECH INC.
By:

Name: Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this 3 day of December, 2002

Pacific Corporate Trust Company

By:

Name: Title:

Enclosures

2

ANNEX I

MICROLOGIX BIOTECH INC.
REISSUANCE NOTICE
AND TRANSFER AGENT INSTRUCTIONS

        The undersigned hereby requests that the number of shares set forth below of the Common Stock, without par value, of Micrologix Biotech Inc., a British Columbia company ("the Company"), shall be reissued to the undersigned by delivery and cancellation of the following shares of Common Stock, certificates of which are attached hereto for cancellation                         [list certificate numbers]. Certificates representing the reissued shares should be issued and delivered without any legend restricting transfer of such shares within two (2) business days of receipt of this notice.

ISSUE TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)
Dated:
Signature of Guarantor:	Signature of Shareholder:
By:	By:
Name: Title:	Name: Title:
Signature Guaranteed**

** See Annex IV For Instructions on completing this Reissuance Notice

ACKNOWLEDGEMENT

        Pacific Corporate Trust Company, as transfer agent and registrar of the Common Stock, is hereby authorized and directed to issue the above number of shares of Common Stock in the name of the above referenced entity or person and to deliver the certificates representing such shares using an overnight delivery service.

MICROLOGIX BIOTECH INC.
By:

3

Name: Title:

4

ANNEX II

ELECTION TO EXERCISE WARRANT
AND TRANSFER AGENT INSTRUCTIONS

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares in accordance with the undersigned's election to:

Option 1	tender payment for of the Warrant Shares to the order of Micrologix Biotech Inc. in the amount of $ (Canadian dollars) in accordance with the terms of the Warrant; or
Option 2	tender the Warrant for Warrant Shares pursuant to the Cashless Exercise provisions of the Warrant.

        The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)
(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)

        If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common stock not so purchased be issued and delivered as follows:

ISSUE TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:
(NAME)
(ADDRESS, INCLUDING ZIP CODE)
Dated:
Signature of Witness/Guarantor:		Signature of Warrantholder:

By:		By:
	Name: Title:		Name: Title:

5

Signature Witnessed or Guaranteed**

** See Annex IV For Instructions on completing this Exercise Form.

6

ACKNOWLEDGEMENT

        Pacific Corporate Trust Company, as transfer agent and registrar of the Common Stock, is hereby authorized and directed, in accordance with the Transfer Agent Instructions dated December 3, 2002 from the Company and acknowledged by Pacific Corporate Trust Company, to issue the number of shares of Common Stock in the name of the above referenced entity or person and to deliver the certificates representing such shares using an overnight delivery service and hereby irrevocably acknowledges that the Company has accepted tender payment in the following manner and hereby acknowledges the tender of such payment in the following manner (check one):

☐	The buyer has tendered payment for of the Warrant Shares to the order of Micrologix Biotech Inc. in the amount of $ (Canadian dollars) in accordance with the terms of the Warrant; or
☐	The Buyer has tendered the Warrant for Warrant Shares pursuant to the Cashless Exercise provisions of the Warrant.
MICROLOGIX BIOTECH INC.
By:

Name: Title:

7

ANNEX III

Form of Declaration for Removal of Legend

TO:
  Registrar and Transfer Agent for the Common Shares of Micrologix Biotech Inc. (the "Company").

          The undersigned (A) acknowledges and certifies that the sale of securities of the Company to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"), and (B) certifies that (1) the undersigned is not an "affiliate" of the Company (as that term is defined in Rule 405 under the 1933 Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, and neither the seller nor any person acting on their behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the 1933 Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

By:	Dated:
Signature
Name (please print)

8

ANNEX IV

INSTRUCTIONS FOR COMPLETING ANNEX I—
REISSUANCE NOTICE AND TRANSFER AGENT INSTRUCTIONS

1.
If the endorsement is executed by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, the person executing the endorsement must give his or her full title in such capacity, and proper evidence of his or her authority to act in such a capacity must accompany the surrendered certificate(s).

2.
The Reissuance Notice and Transfer Agent Instruction Form, set out as Annex I, must be duly endorsed, or accompanied by separate Stock Transfer Power of Attorney duly signed by the Shareholder, in either case with a signature guarantee or medallion guarantee as follows:

        For residents of Canada:    By a Canadian chartered bank or by a participant in a recognized medallion signature guarantee program.

        For residents of the United States:    Medallion guarantee by a participant in one of the following medallion signature guarantee programs: the Securities Transfer Association Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or the New York Stock Exchange Inc. Medallion Signature Program (MSP).

        For residents of other nations:    By some authority or institution acceptable to Pacific Corporate Trust Company.

INSTRUCTIONS FOR COMPLETING ANNEX II—
ELECTION TO EXERCISE WARRANT AND TRANSFER AGENT INSTRUCTIONS

1.
If the endorsement is executed by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, the person executing the endorsement must give his or her full title in such capacity, and proper evidence of his or her authority to act in such a capacity must accompany the surrendered certificate(s).

2.
If the Common Stock is to be registered in the name of the Warrantholder, the Election To Exercise Warrant And Transfer Agent Instructions, attached as Annex II, must be duly endorsed, or accompanied by separate Stock Transfer Power of Attorney duly signed by the Warrantholder, in either case with a signature of a witness.

3.
If the Common Stock is to be registered in the name of someone other than the Warrantholder, the Election To Exercise Warrant And Transfer Agent Instructions, attached as Annex II, must be duly endorsed, or accompanied by separate Stock Transfer Power of Attorney duly signed by the Warrantholder, in either case with a signature guarantee or medallion guarantee as follows:

        For residents of Canada:    By a Canadian chartered bank or by a participant in a recognized medallion signature guarantee program.

        For residents of the United States:    Medallion guarantee by a participant in one of the following medallion signature guarantee programs: the Securities Transfer Association Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or the New York Stock Exchange Inc. Medallion Signature Program (MSP).

        For residents of other nations:    By some authority or institution acceptable to Pacific Corporate Trust Company.

9

EXHIBIT F

[Farris, Vaughn, Wills & Murphy Letterhead]

December 3, 2002

To Biotechnology Value Fund, L.P.

Re: Micrologix Biotech Inc.—Sale of Common Shares and Warrants

Ladies and Gentlemen:

        We have acted as counsel for Micrologix Biotech Inc. (the "Company") in connection with the Securities Purchase Agreement dated December 3, 2002 (the "Agreement"), between the Company and Buyers listed therein. This letter is provided to you in satisfaction of the requirement set forth in Section 7.a(vii) of the Agreement in connection with the Closing. The Agreement provides, among other things, for the sale and purchase of common shares in the capital of the Company (the "Shares") and warrants (the "Warrants") to purchase common shares in the capital of the Company (the "Warrant Shares"). Terms not otherwise defined herein have the meanings given to them in the Agreement.

Documents Examined

        In connection with the foregoing, we have examined the Agreement, the Schedules to the Agreement, the Warrants, the Transfer Agent Instructions (the "Instructions"), records of proceedings of the directors and shareholders of the Company, the Memorandum and Articles of the Company, certificates of officers of the Company and public officials, and such other documentation as we have deemed necessary or advisable in order to render the opinions expressed herein.

Certificates Relied Upon

        In rendering the opinion expressed in paragraph 1, we have relied upon a Certificate of Good Standing issued by the Registrar of Companies dated November 26, 2002, a copy of which has been delivered to you.

        In rendering the opinions expressed in paragraphs 1, 2, 3, 4 and 8, as to various questions of fact related to this opinion, we have relied upon a Certificate of an officer of the Company dated the date hereof, a copy of which is attached as Schedule "A" hereto.

        In rendering the opinion expressed in paragraph 7 we have relied upon a letter from The Toronto Stock Exchange dated November 25, 2002, a copy of which has been delivered to you.

Assumptions

        As to questions of fact, you have authorized us to assume for the purpose of this opinion:

  (a)
  the accuracy of all of the representations and warranties of the parties set forth in the Agreement, the Schedules to the Agreement and the Warrants; and

  (b)
  that the Agreement has been duly authorized, executed and delivered by all parties thereto other than the Company.

        We have further assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original of all documents submitted to us as true, certified or photostatic copies thereof. We have also assumed the completeness, truth and accuracy of all facts set forth in public records reviewed by us and certificates and other documents supplied by public officials.

1

Qualifications

        Whenever a statement herein is qualified by the expression "to our knowledge" or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the record, documents, instruments and certificates described herein and the current actual knowledge of the lawyers in this firm who have devoted substantial attention to the transactions contemplated by the Agreement, the Warrants and the Instructions (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion.

        We are qualified to practice law in the Province of British Columbia and to express legal opinions with respect to the laws of such province and the laws of Canada applicable therein. The opinions expressed below are to be construed in accordance with such laws in effect on the date hereof. We have not made an examination of the laws of any jurisdiction other than those specified and we do not express any opinion with respect to the laws of any other jurisdiction.

        The opinion expressed in paragraph 2 is subject to the following qualifications:

  (a)
  we express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies in any particular instance;

  (b)
  we express no opinion as to the effect of applicable bankruptcy, reorganization, winding-up, insolvency, fraudulent preference, moratorium and other similar laws affecting the rights of creditors generally;

  (c)
  rights to indemnity, contribution and waiver may be limited by applicable laws; and

  (d)
  the awarding of costs of litigation is at the discretion of a court of competent jurisdiction notwithstanding any provision to the contrary in an agreement.

        Based upon the foregoing, it is our opinion that:

1.
The Company has been duly incorporated and is a validly existing company in good standing under the laws of British Columbia and has the requisite corporate power to own its property and assets and to conduct its business, all as described in the Company's Annual Report on Form 20-F for the year ended April 30, 2002 filed with the United States Securities and Exchange Commission.

2.
The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement, the Warrants and the Instructions, and the Agreement, the Warrants and the Instructions have been duly and validly authorized, executed and delivered by the Company and, if they were governed by British Columbia law, would constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms. The Company has all requisite corporate power and authority to issue and sell the Securities.

3.
Each of the Agreement, the Warrants and the Instructions have been duly executed and delivered by the Company.

4.
The execution, delivery and performance by the Company of each of its obligations under the Agreement, the Warrants and the Instructions, the issuance of the Shares and Warrants pursuant to the Agreement do not, and the issuance of the Warrant Shares pursuant to the Warrants will not, violate any provision of the Company's Memorandum and Articles, and do not and will not (i) violate or contravene any governmental statute, rule or regulation (including the listing rules of The Toronto Stock Exchange) applicable to the Company, (ii) violate or contravene any order, writ, judgement, injunction, decree, determination or award known to us which has been entered against the Company or to which the Company or any of its properties or assets is known to us to be subject, or (iii) violate, contravene or constitute a default of (or an event with the giving of

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  notice or lapse of time or both constitutes or would constitute a default of) the provisions of any material contract to which the Company is a party.

5.
The Shares and the Warrants have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares and the Warrants will be duly and validly issued and the Shares will be fully paid and non-assessable. The Warrant Shares have been duly authorized and reserved for issuance and, upon issuance and delivery upon exercise of the Warrants in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable. There are no pre-emptive or other rights to subscribe for or to purchase, nor any restriction on the voting of, any Shares, the Warrants or any Warrant Shares pursuant to laws of the Province of British Columbia and the laws of Canada applicable therein, the Company's Memorandum and Articles or any material contract to which the Company is a party.

6.
Based in part upon your representations in Section 2 of the Agreement, the offer and sale of the Shares and Warrants by the Company to the Buyers are exempt from the registration and the prospectus requirements of the Securities Act (British Columbia) (the "Act") and the only filing, proceeding, approval, consent or authorization required to be made, taken or obtained under the provisions of the Act to permit the offer and sale of the Shares and Warrants is the filing, within 10 days of the date of such issuance and sale, of a report of the trade on Form 45-102F2 in accordance with the Act, executed in accordance with the Rules promulgated pursuant to the Act and accompanied by the prescribed fee and fee checklist form.

7.
The issuance of the Warrant Shares by the Company upon the due exercise of the Warrants will be exempt from the registration and the prospectus requirements of the Act and no filing, proceeding, approval, consent or authorization will be required to be made, taken or obtained under the provisions of the Act to permit the issuance by the Company of Warrants Shares upon the due exercise of the Warrants, provided that no commission or other remuneration is paid or given to others in respect of the issuance of the Warrant Shares, except for administrative or professional services or for services performed by a dealer registered under the Act.

8.
The Shares and the Warrant Shares have been conditionally approved for listing on The Toronto Stock Exchange, subject to the fulfilment of the conditions set out in the conditional acceptance letter of The Toronto Stock Exchange dated November 25, 2002, and no other filings, proceedings, approvals, consents or authorizations are required to be made, taken or obtained under the rules of The Toronto Stock Exchange in connection with such listing.

9.
To our knowledge, there is no action, suit, proceeding or investigation pending against the Company before any court or administrative agency, nor has the Company received any overt threat thereof, that questions the validity of the Agreement or the Warrants.

        This opinion relates exclusively to the transactions outlined above, is being furnished for the sole benefit of the addressees hereof and may not be used, circulated, quoted, relied upon, distributed or otherwise referred to by any other person or entity or for any other purpose without our prior written consent. This opinion is limited to the matters stated herein as at the date hereof and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,

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SCHEDULE "A"

OFFICER'S CERTIFICATE
MICROLOGIX BIOTECH INC.

TO: Farris, Vaughan, Wills & Murphy

        The undersigned, being the Chief Financial Officer of Micrologix Biotech Inc. (the "Company"), hereby certifies that as of the date hereof:

1.
I am aware of the circumstances surrounding the Securities Purchase Agreement dated December 3, 2002 (the "Agreement"), between the Company and certain investors relating to the issuance of 7,850,000 common shares in the capital of the Company (the "Shares") and warrants (the "Warrants") to purchase up to 1,970,414 common shares in the capital of the Company (the "Warrant Shares") and the transactions.

2.
The Company does not carry on any business nor own any material assets not disclosed in the Company's Annual Report on Form 20-F for the year ended April 30, 2002 filed with the United States Securities and Exchange Commission.

3.
The resolution of the directors of the Company dated November 29, 2002, approving the Agreement and the issuance of the Shares, Warrants and Warrant Shares is in full force and effect, and has not been amended, rescinded or altered in any way.

4.
The Company's Memorandum and Articles, as same appear in the corporate records of the Company provided to you, have not been amended or altered in any way.

5.
Any order, writ, judgement, injunction, decree, determination or award that has been entered against the Company, or to which the Company or any of its properties or assets is subject, is described in the Company's Annual Report on Form 20-F for the year ended April 30, 2002 filed with the United States Securities and Exchange Commission.

6.
All material contracts to which the Company is a party are disclosed in the Company's Annual Report on Form 20-F for the year ended April 30, 2002 filed with the United States Securities and Exchange Commission.

7.
There is no action, suit, proceeding or investigation pending against the Company before any court or administrative agency, nor has the Company received any overt threat thereof, that questions the validity of the Agreement or the Warrants.

8.
I make this certificate solely in my capacity as an officer of the Company and not in my personal capacity.

        DATED this 3rd day of December, 2002.

MICROLOGIX BIOTECH INC.
Per:	Arthur Ayres Chief Financial Officer Micrologix Biotech Inc.

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Exhibit G—Form of TSX Undertaking

THE TORONTO STOCK EXCHANGE
PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1.	DESCRIPTION OF TRANSACTION
(a)	Name of issuer of the Securities:	Micrologix Biotech Inc.

(b)	Number and Class of Securities to be Purchased:	Shares Warrants

(c)	Purchase Price:	CAD$0.70 per share and fractional warrant

2.	DETAILS OF PURCHASER
(a)	Name of Purchaser:

(b)	Address:

(c)	Name and address of persons having a greater than 10% beneficial interest in the purchaser:

3.	RELATIONSHIP TO ISSUER
(a)
Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider.

(b)	If the answer to (a) is "no", are the purchaser and the issuer controlled by the same person or company? If so, give details.

4.	DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof.

1

2

UNDERTAKING

TO: The Toronto Stock Exchange

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED AT                        this        day of                    , 2002

(Name of Purchaser—please print)
(Authorized Signature)
(Official Capacity—please print)
(please print here name of individual whose signature appears above, if different from name of purchaser printed above)

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QuickLinks

  EXHIBIT 2
SECURITIES PURCHASE AGREEMENT
SECURITIES PURCHASE AGREEMENT
SCHEDULE OF BUYERS
EXHIBIT A
MICROLOGIX BIOTECH INC. WARRANT TO PURCHASE COMMON STOCK
EXHIBIT A TO WARRANT ELECTION TO EXERCISE WARRANT AND TRANSFER AGENT INSTRUCTIONS
ACKNOWLEDGEMENT
EXHIBIT B
MICROLOGIX BIOTECH INC. WARRANT TO PURCHASE COMMON STOCK
EXHIBIT A TO WARRANT ELECTION TO EXERCISE WARRANT AND TRANSFER AGENT INSTRUCTIONS
ACKNOWLEDGEMENT
EXHIBIT C TO WARRANT INSTRUCTIONS FOR COMPLETING EXHIBIT A— ELECTION TO EXERCISE WARRANT AND TRANSFER AGENT INSTRUCTIONS
EXHIBIT D
Form of Declaration for Removal of Legend
EXHIBIT E
[Micrologix Biotech Inc. Letterhead]
ANNEX I MICROLOGIX BIOTECH INC. REISSUANCE NOTICE AND TRANSFER AGENT INSTRUCTIONS
ACKNOWLEDGEMENT
ANNEX II ELECTION TO EXERCISE WARRANT AND TRANSFER AGENT INSTRUCTIONS
ACKNOWLEDGEMENT
ANNEX III Form of Declaration for Removal of Legend
ANNEX IV INSTRUCTIONS FOR COMPLETING ANNEX I— REISSUANCE NOTICE AND TRANSFER AGENT INSTRUCTIONS
INSTRUCTIONS FOR COMPLETING ANNEX II— ELECTION TO EXERCISE WARRANT AND TRANSFER AGENT INSTRUCTIONS
EXHIBIT F
SCHEDULE "A" OFFICER'S CERTIFICATE MICROLOGIX BIOTECH INC.
Exhibit G—Form of TSX Undertaking
THE TORONTO STOCK EXCHANGE PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING
QUESTIONNAIRE
UNDERTAKING